                                                                    EXHIBIT (Y)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1999-5 Monthly Statement
                      Class A Certificate CUSIP #25466KCL1
                      Class B Certificate CUSIP #25466KCM9

Distribution Date: May 15, 2000                Month Ending:  April 30, 2000

Pursuant to the Series Supplement dated as of June 15, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1999-5 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1999-5                                      Total           Interest            Principal
         Class A      28 days at 6.310000000%        $4.907777778      $4.907777778        $0.000000000

         Class B      28 days at 6.540000000%        $5.086666667      $5.086666667        $0.000000000

2.   Principal Receivables at the end of April, 2000
     -----------------------------------------------
 (a) Aggregate Investor Interest                        $21,523,752,009.65

     Seller Interest                                     $6,295,079,413.63

     Total Master Trust                                 $27,818,831,423.28

 (b) Group One Investor Interest                        $21,523,752,009.65

 (c) Series 1999-5 Investor Interest                       $526,316,000.00

 (d) Class A Investor Interest                             $500,000,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During April, 2000
     ------------------------------------------------------

                                                                Finance Charge           Principal        Yield Collections /
                                                                 Collections            Collections       Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                               $327,072,949.53      $2,928,997,829.56            $0.00

     Seller Allocation                                            $96,205,196.76        $861,535,057.68            $0.00

 (b) Group One Allocation                                        $327,072,949.53      $2,928,997,829.56            $0.00

 (c) Series 1999-5 Allocation                                      $7,993,184.52         $71,580,423.05            $0.00

 (d) Class A Allocation                                            $7,593,609.95         $68,002,160.00            $0.00

     Class B Allocation                                              $399,574.57          $3,578,263.05            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                            13.41%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                             1.50%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                            14.90%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the       Deficit Amount
                          SPFAs on this            on this          SPFA          Investment
                        Distribution Date     Distribution Date    Balance          Income
     Series 1999-5           $0.00                          0.00         $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                              Total Payments
                         Amount Paid on this       Deficit Amount              through this
                          Distribution Date   on this Distribution Date      Distribution Date
     Series 1999-5                 $0.00                         $0.00                  $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date      SIFA Balance
     Series 1999-5                         $2,587,749.61                         $0.00

7.   Pool Factors for April, 2000
     ----------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                            Cumulative Investor
                                  This Distribution Date     Charged-Off Amount
 (a) Group One                           $104,384,477.99                 $0.00

 (b) Series 1999-5                         $2,551,003.97                 $0.00

 (c) Class A                               $2,423,480.79                 $0.00

     Class B                                 $127,523.18                 $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of April, 2000                       5.82%                  N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00                 $0.00

 (b) Series 1999-5                                 $0.00                 $0.00

 (c) Class A                                       $0.00                 $0.00

     Class B                                       $0.00                 $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00                 $0.00

 (b) Series 1999-5                                 $0.00                 $0.00

 (c) Class A                                       $0.00                 $0.00

     Class B                                       $0.00                 $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal
 (a) Group One                                     $0.00                 $0.00

 (b) Series 1999-5                                 $0.00                 $0.00

 (c) Class A                                       $0.00                 $0.00

     Class B                                       $0.00                 $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $35,893,463.31

 (b) Series 1999-5                                           $877,193.33

 (c) Class A                                                 $833,333.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                                As a percentage of
                                              Total           Class A Invested Amount
     Series 1999-5 Class B                $65,789,500.00           13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                           Shared Amount         Class B Amount
 (a) Maximum Amount                                $0.00          $39,473,700.00

 (b) Available Amount                              $0.00          $39,473,700.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00                   $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                              $26,449.30

15.  Delinquency Summary
     -------------------
     Master Trust Receivables Outstanding at the end of April, 2000          $28,251,145,543.94

                             Delinquent Amount      Percentage of Ending
     Payment Status          Ending Balance         Receivables Outstanding

     30-59 days                $635,309,980.29              2.25%

     60-179 days             $1,113,788,928.36              3.94%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                               4.34%

 (b) Series 1999-5 (3)                           4.45%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of April, 2000          5.00%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President
_________________________________________________


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of Allocation to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1999-5 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of June 15, 1999 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1999-5 Master Trust Certificates for the Distribution Date occurring on May 15, 2000:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during April, 2000
     is equal to                                                                                               $4,213,811,033.53

 4.  The aggregate amount of Class A Principal Collections processed during
     April, 2000 is equal to                                                                                      $68,002,160.00

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during April, 2000 is equal to                                                                                $7,593,609.95

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during April, 2000 is equal to                                                               $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                  $2,453,888.89

 9.  The aggregate amount of Class B Principal Collections processed during
     April, 2000 is equal to                                                                                       $3,578,263.05

10.  The aggregate amount of Class B Finance Charge Collections processed
     during April, 2000 is equal to                                                                                  $399,574.57

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during April, 2000 is equal to                                                               $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                    $133,860.72

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of May, 2000.

Series 1999-5

                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer